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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT



    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

     DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) SEPTEMBER 16, 1998





                                    BTG, INC.
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            (Exact name of registrant as specified in its charter)


     Virginia                      000-25094                    54-1194161
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  (State or other          (Commission File Number)            (IRS Employer
  jurisdiction of                                           Identification No.)
  incorporation)


3877 Fairfax Ridge Road, Fairfax, Virginia                         22030
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(Address of principal executive offices)                        (Zip Code)


Registrant's telephone number, including area code:  (703) 383-8000
                                                     --------------


                                 Not Applicable
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        (Former name or former address, if changed since last report)








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Item 5.    Other Events

            On September 16, 1998, the Board of Directors of BTG, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of common stock of the Company (the "Common Stock"). The distribution is payable to stockholders of record on September 28, 1998. Each Right, when exercisable, entitles the registered holder to purchase from the Company one one-thousandth of a share of Class A Preferred Stock ("Preferred Stock") at a price of $65 (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and First Union National Bank as Rights Agent.

            Initially, the Rights will be deemed to be attached to all certificates representing shares of Common Stock outstanding, and no separate certificates evidencing the Rights will be distributed. The Rights will separate from the Common Stock and a distribution of Rights Certificates will occur upon the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days (or such later date as the Company's Board of Directors may determine) following the commencement of a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person of 15% or more of the outstanding shares of Common Stock (the earlier of such dates being called the "Distribution Date"). Notwithstanding the foregoing, the term "Acquiring Person" will not include (i) Dr. Edward H. Bersoff, Chairman of the Board, President and Chief Executive Officer of the Company, who beneficially owns 15.1% of the outstanding shares of Common Stock, and (ii) another shareholder (the "Qualified Exempt Person") who, as of the date of the adoption of the Rights Agreement, beneficially owned 1,696,200 shares of Common Stock, or approximately 19.2% of the outstanding shares of Common Stock, unless the Qualified Exempt Person acquires beneficial ownership of an additional 50,000 shares of the Company in excess of the amount beneficially owned by the Qualified Exempt Person on September 16, 1998 and the Qualified Exempt Person beneficially owns 15% or more of the Company's outstanding Common Stock.

            The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 31, 2008, unless earlier redeemed or exchanged by the Company as described below.

            If any person becomes the beneficial owner of 15% or more of the outstanding shares of Common Stock (except as provided below), each holder of a Right will have the right to exercise the Right for the Purchase Price and purchase Common Stock (or, in certain circumstances, cash, property or other securities of


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the Company) having a value equal to two times such amount. Rights beneficially owned by the 15% owner, however, will be null and void. Further, holders of Rights will not be able to exercise if the 15% beneficial owner became same by an offer for all outstanding shares of Common Stock which two-thirds of the directors determine to be fair to and otherwise in the best interests of the Company and its shareholders.

            In the event that, at any time following the Stock Acquisition Date,
(i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than by an offer as described above, or (ii) 50% or more of the Company's assets or earning power is sold or transferred, then each holder of a Right (except Rights which previously have been voided as set forth above), shall have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the Purchase Price.

            At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company may exchange the Rights, in whole and in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). The Purchase Price payable, and the number of one one-thousandth of a share of Preferred Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time and in certain circumstances to prevent dilution.

            In general, the Board of Directors of the Company may cause the Company to redeem the Rights in whole, but not in part, at any time up to the 10th day following the Stock Acquisition Date, as such period may be extended or shortened by the Board of Directors at a price of $.005 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors).

           The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company in a manner or on terms not approved by the Board of Directors. The Rights, however, should not deter any prospective offeror willing to negotiate in good faith with the Board of Directors. Nor should the Rights interfere with any merger or other business combination approved by the Board of Directors.

           The Rights Agreement between the Company and the Rights Agent specifying the terms of the Rights is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The exhibits to the Rights Agreement: (i) the Articles of Amendment to the Amended and Restated Articles of Incorporation of BTG, Inc. (Exhibit A thereto); (ii) a Summary of Rights to Purchase Class A Preferred Stock (Exhibit B thereto); and (iii) the form of Rights Certificate (Exhibit C), and the press release announcing the declaration of the Rights


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dividend are attached hereto as Exhibits 99.2, 99.3, 99.4 and 99.5, respectively, and are incorporated herein by reference. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to Exhibits 99.1 through 99.4 hereto.


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Item 7.    Financial Statements, Pro Forma Financial Information and
           Exhibits.

           99.1. Rights Agreement dated as of September 16, 1998 between the Company and First Union National Bank as Rights Agent.

           99.2. Articles of Amendment to the Amended and Restated Articles of Incorporation of BTG, Inc.

           99.3. Summary of Rights to Purchase Class A Preferred Stock.

           99.4. Form of Rights Certificate.

           99.5. Press Release dated September 17, 1998.




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                                   SIGNATURES



           Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          BTG, Inc.




Date:  September 25, 1998                 By:     /s/ Todd Stottlemyer
                                                  --------------------
                                          Name:   Todd Stottlemyer
                                          Title:  Senior Vice President




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                                  EXHIBIT INDEX




Exhibit No.      Description                                               Page
-----------      -----------                                               ----
   99.1.         Rights Agreement dated as of September 16, 1998 between
                 the Company and First Union National Bank as Rights
                 Agent.

   99.2.         Articles of Amendment to the Amended and Restated
                 Articles of Incorporation of BTG, Inc.

   99.3.         Summary of Rights to Purchase Class A Preferred Stock.

   99.4.         Form of Rights Certificate.

   99.5.         Press Release dated September 17, 1998.



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